UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Cal-Maine Foods, Inc.

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CAL-MAINE FOODS, INC.
NOTICE OF ANNUAL MEETING
OCTOBER 2, 2008
TO THE SHAREHOLDERS:
     The Annual Meeting of the shareholders of Cal-Maine Foods, Inc. will be held at the corporate offices of Cal-Maine Foods, Inc. at 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209, at 11:00 a.m. (Local Time), on Thursday, October 2, 2008, to consider and vote on:
1.	The election of seven directors to serve on the Board of Directors of Cal-Maine Foods, Inc. for the ensuing year.

2.	Amendment of the Certificate of Incorporation to provide for payment of equal dividends on Common Stock and Class A Common Stock on a per share basis.

3.	Resolution proposed by The Humane Society of the United States concerning maintaining laying hens in cages.

4.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.
         August 14, 2008 has been fixed as the record date for determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.
     The directors sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign, date and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

FOR THE BOARD OF DIRECTORS

TIMOTHY A. DAWSON SECRETARY
DATED: August 28, 2008
SHAREHOLDERS ARE URGED TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES

CAL-MAINE FOODS, INC.
3320 Woodrow Wilson Drive
Jackson, Mississippi 39209
PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD OCTOBER 2, 2008
The information set forth in this proxy statement is furnished in connection with the Annual Meeting of Shareholders of Cal-Maine Foods, Inc. (the “Company”) to be held on October 2, 2008, at 11:00 a.m., local time, at our headquarters, 3320 Woodrow Wilson Drive, Jackson, Mississippi. A copy of our Annual Report to Shareholders for the fiscal year ended May 31, 2008, accompanies this proxy statement. Our telephone number is 601-948-6813. The terms “we,” “us” and “our” used in this proxy statement mean the Company.
Additional copies of the Annual Report (not including exhibits), Notice, Proxy Statement and Proxy card will be furnished without charge to any Shareholder upon written request to: Cal-Maine Foods, Inc., ATTN: Timothy A. Dawson, Secretary, Post Office Box 2960, Jackson, Mississippi 39207. Exhibits to the Annual Report may be furnished to Shareholders upon the payment of an amount equal to the reasonable expenses incurred in furnishing such exhibits. A list of the shareholders of record on the record date will be available for inspection at the above address for ten days preceding the date of the Annual Meeting.
Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a shareholder at any time before it is voted by filing with our Secretary a written revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by a shareholder attending the meeting, withdrawing the proxy, and voting in person.
All expenses incurred in connection with the solicitation of proxies will be paid by us. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone. We will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in forwarding proxy material to their principals. No proxies will be solicited via the Internet or web site posting.
This proxy statement, the enclosed form of proxy and the other accompanying materials are first being mailed to shareholders on or about August 28, 2008. Shareholders of record at the close of business on August 14, 2008, are eligible to vote at the Annual Meeting. As of the record date, 21,329,091 shares of our common stock were outstanding, and 2,400,000 shares of our Class A common stock were outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the Annual Meeting. Each share of Class A common stock is entitled to ten votes on each such matter. Both the shares of common stock and the shares of Class A common stock have the right of cumulative voting in the election of directors. Cumulative voting means that each shareholder will be entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the shareholder sees fit. To exercise cumulative voting rights by proxy, a shareholder must clearly designate the number of votes to be cast for any given nominee.
Shares represented by a properly executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the person or persons named in the proxy will vote:
▪	for election of the seven nominees to serve as directors of the Company;

▪	for the proposed amendment to the Certificate of Incorporation of the Company;

▪	against the resolution proposed by The Humane Society of the United States; and

▪	in their discretion with respect to such other business as may come before the Annual Meeting.
The election of directors requires a plurality of the votes cast. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.
Amendment to the Certificate of Incorporation requires a vote of the majority of the shares of the Common Stock represented at the annual meeting and 66-2/3 percent of the Class A Common Stock.
In accordance with our bylaws and Delaware law, the Board will appoint two inspectors of election. The inspectors will take charge of and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination. We encourage you to read this entire document carefully.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information as to the beneficial ownership of our common stock as of August 1, 2008, by:
•	each person known by us to beneficially own more than five percent of the class outstanding, and

•	each director, each nominee to serve as a director of the Company, each executive officer named in the Summary Compensation Table (see “Compensation of Executive Officers and Directors”) and by all directors and officers as a group.

	Common Stock and Class A Common Stock
Name of Beneficial	Number of Shares(1)		Percent of Class		Percent of Total
Owner(2)	Common	Class A	Common	Class A	Voting Power (3)
Fred R. Adams, Jr. (4)(5)	7,226,433	1,951,294	33.8	81.3	58.9
Cal-Maine Foods, Inc. Employee Stock Ownership Plan	1,451,851		6.8		3.2
Richard K. Looper (6)	59,759		*		*
Adolphus B. Baker (7)	374,347	448,706	1.7	18.7	10.7
R. Faser Triplett, M. D.	92,000		*		*
Letitia C. Hughes	30,000		*		*
James E. Poole	100		*		*
Timothy A. Dawson (8)	8,604		*		*
Kenneth Paramore	6,000		*		*
Charles J. Hardin (9)	22,546		*		*
All directors and executive officers as a group (nine persons) (10)	7,819,789	2,400,000	36.5	100	70.1

*	Less than 1 percent

(1)	The information as to beneficial ownership is based on information known to us or statements furnished to us by the beneficial owners. As used in this table, “beneficial ownership” means the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e. the power to dispose of or to direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date, such as under our Stock Option Plans.

(2)	The address of each person, except James E. Poole, R. Faser Triplett, M.D. and Letitia C. Hughes is Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive (Post Office Box 2960), Jackson, Mississippi 39207. Mr. Poole’s address is P. O. Box 5167, Jackson, Mississippi 39096; Dr. Triplett’s address is 210 Winged Foot Circle, Jackson, Mississippi 39211; Ms. Hughes’ address is P.O. Box 291, Jackson, Mississippi 39205.

(3)	Percent of total voting power is based on the total votes to which the Common Stock (one vote per share) and Class A Common Stock (ten votes per share) are entitled.

(4)	The number of shares shown in the table includes 877,749 shares of Common Stock owned by Mr. Adams’ spouse separately and as to which Mr. Adams disclaims beneficial ownership. Additionally 180,476 shares of Class A Common stock and 239,114 shares of common stock are held in family trusts, to which Mr. Adams disclaims beneficial ownership.

(5)	Includes 452,517 shares accumulated under the Cal-Maine Foods, Inc. Employee Stock Ownership Plan (“ESOP”).

(6)	Includes 10,101 shares accumulated under the ESOP and 794 owned by Mr. Looper’s spouse as to which he disclaims beneficial ownership.

(7)	Includes 73,957 shares owned by Mr. Baker’s spouse separately and as custodian for their children as to which Mr. Baker disclaims any beneficial ownership and 58,108 shares accumulated under the ESOP.

(8)	Includes 604 shares accumulated under the ESOP.

(9)	Includes 11,546 shares accumulated under the ESOP.

(10)	Includes shares as to which Messrs. Adams, Looper and Baker disclaim any beneficial ownership. See Notes (4), (6) and (7) above.
The shares of common stock accumulated in the ESOP, as indicated in Notes (5) through (8) above, also are included in the 1,451,851 shares shown in the table as owned by the ESOP.
ELECTION OF DIRECTORS
Our bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors and that the number may not be less than three nor more than fifteen. Pursuant to the bylaws, the Board of Directors has fixed the number of directors at seven. Unless otherwise specified, proxies will be voted FOR the election of the seven nominees named below to serve until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the meeting, any of the nominees named below is unable or declines to serve as director (which is not anticipated), the proxies will be voted for the election of such other person or persons as the Board of Directors may designate in their discretion. The directors recommend a vote FOR the seven nominees listed below. All nominees presently serve as directors of the Company.

Nominees for Directors
The table below sets forth certain information regarding the nominees for election to the Board of Directors:

Name	Age	Tenure and Business Experience
Fred R. Adams, Jr. (1) (3) Chairman of the Board of Directors, Chief Executive Officer and Director	76	Fred R. Adams, Jr. has served as the Chief Executive Officer and director of the Company since its formation in 1969 and as the Chairman of its Board of Directors since 1982. He is a director and past chairman of National Egg Company, United Egg Producers, Mississippi Poultry Association, U.S. Egg Marketers, Inc., and Egg Clearinghouse, Inc. Mr. Adams is the father-in-law of Mr. Baker.

Richard K. Looper Vice Chairman of the Board of Directors and Director	81	Richard K. Looper served as President and Chief Operating Officer of the Company from 1983 to January 1997. Previously, he had served as Executive Vice President of the Company since 1982 and was originally employed by the Company in 1974. Mr. Looper is a past chairman of the American Egg Board and U.S. Egg Marketers, Inc. He has served as a director of the Company since 1982.

Adolphus B. Baker (1) President, Chief Operating Officer and Director	51	Adolphus B. Baker was elected President and Chief Operating Officer in January 1997. He was serving as Vice President and Director of Marketing of the Company when elected President. Previously, he had served as Assistant to the President since 1987 and has been employed by the Company since 1986. He has been a director of the Company since 1991 and is past chairman of American Egg Board, United Egg Producers, Mississippi Poultry Association and Egg Clearinghouse, Inc. Presently Mr. Baker is a director of Trustmark Corporation, Jackson, Mississippi. Mr. Baker is Mr. Adams’ son-in-law.

James E. Poole (2)(3) Director	59	Mr. Poole is a Certified Public Accountant and a principal with Grantham & Poole of Jackson, Mississippi. He has been a director of the Company since October 18, 2004.

R. Faser Triplett, M.D. (2)(3) Director	75	R. Faser Triplett, M.D. has served as a director of the Company since September 1996. Dr. Triplett is a retired physician and a retired Assistant Professor at the University of Mississippi School of Medicine.

Letitia C. Hughes (2) Director	56	Letitia C. Hughes was elected as a director of the Company in July of 2001. Since 1974 Ms. Hughes has been associated with Trustmark National Bank, Jackson, Mississippi, in managerial positions. She is presently serving as Senior Vice-President, Manager, Private Banking. Mr. Baker is a director of Trustmark Corporation, the parent of Trustmark National Bank.

Timothy A. Dawson (1) Vice President, Chief Financial Officer and Director	54	Mr. Dawson joined the Company on August 1, 2005 and was elected Vice President and Chief Financial Officer effective as of that date. He has served as a director since October 13, 2005. He is Secretary and Treasurer of the Company. Mr. Dawson served as Senior Vice President and Chief Financial Officer of Mississippi Chemical Corporation from 1999 until the sale of that company to Terra Industries in December 2004.

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

The Company’s executive officers serve at the pleasure of the Board. None of the officers or directors have been convicted in a criminal proceeding during the past five years (excluding traffic violations or a similar misdemeanor). None of the executive officers or directors have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws.
Board and Committee Meetings
The Board of Directors of the Company held four regular and no special meetings in the fiscal year ended May 31, 2008. The Executive Committee of the Board presently consists of Messrs. Adams, Baker and Dawson. The Board also has a Compensation Committee consisting of Messrs. Adams, Poole and Triplett, and an Audit Committee consisting of Mr. Poole, Dr. Triplett and Ms. Hughes. The Board does not have a nominating committee. This function is performed by the Executive Committee.
The Executive Committee may exercise all of the powers of the full Board of Directors, except for certain major actions, such as the adoption of an agreement of merger or consolidation, the recommendation to stockholders of the disposition of substantially all of the Company’s assets or a dissolution of the Company, and the declaration of a dividend or authorization of an issuance of stock. The Executive Committee acts on matters, within the scope of its authority, between meetings of the full Board. During the last fiscal year, no formal meetings of the Executive Committee were held, and the Committee, pursuant to Delaware law, took action by unanimous written consent on ten occasions. The full Board of Directors acted by written consent on two occasions.
The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, including the issuance of stock options to the Company’s officers, employees and directors. The Compensation Committee met one time during fiscal 2008.
The Audit Committee, which is composed of three independent directors, meets with management, internal auditors, and the Company’s independent auditors to determine the adequacy of internal controls, to recommend auditors for the Company and other financial matters. The Audit Committee held four regular and no special meetings during fiscal 2008.
With the exception of Dr. Triplett each member of our Board of Directors attended 75 percent or more of the total meetings of the Board and all committees of the Board on which he or she served during fiscal 2008. Dr. Triplett missed three meetings of the Board of Directors and two meetings of the Audit Committee of the Board of Directors.
While the Board of Directors does not have a specific policy as to directors’ attendance at the Annual Meeting of Shareholders, such attendance is encouraged. With the exception of Dr. Triplett, all Directors attended the meeting of shareholders held on October 11, 2007.
The independent directors of the Company met in executive session without any representatives of management being present on at least one occasion during fiscal 2008.
Report of the Audit Committee
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. A copy of the Charter of the Audit Committee is attached as Appendix A. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with Moore, Stephens Frost, independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.
The Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2008, for filing with the Securities and Exchange Commission.
All members of the Audit Committee are deemed by the Board of Directors to be financial experts.
James E. Poole, Audit Committee Member
Letitia C. Hughes, Audit Committee — Chairperson
R. Faser Triplett, M.D., Audit Committee Member
Certain Corporate Governance Matters
The Securities and Exchange Commission approved amendments to the NASDAQ stock market qualitative listing standards to require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the Board composed solely of independent directors be established. The new standards are not applicable to any company where more than fifty percent of the voting power is held by one individual or group. Fred R. Adams, Jr., Chairman of the Board and Chief Executive Officer of the Company, owns capital stock of the Company entitling him to 58.9 percent of the total voting power. Accordingly, the Company is exempt from those NASDAQ listing standards. However, a NASDAQ listing standard requiring the independent directors of the board to have regularly scheduled meetings at which only independent directors are present is applicable to the Company. At least one such meeting was held during fiscal 2008.
NASDAQ qualitative listing standards require companies to adopt a code of business conduct and ethics applicable to all directors, officers and employees that complied with certain provisions in the Sarbanes-Oxley Act of 2002. The Board of Directors adopted a code on April 14, 2004. Our Code of Ethics is posted on our web site.
The listing standards also require that effective January 15, 2004, all related party transactions to which the Company’s directors or officers are parties be reviewed for potential conflicts of interests on an ongoing basis by, and all such transactions be approved by, the Company’s audit committee or another independent committee of the Board of Directors. During fiscal 2008, no related party transactions took place.
Additional NASDAQ listing standards approved by the Securities and Exchange Commission require that the Audit Committee (i) be composed solely of independent directors; (ii) be directly responsible for the appointment, compensation, retention and oversight of the independent auditor, which must report directly to the audit committee; (iii) establish procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls and auditing matters, including procedures for employees’ confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters; (iv) have the authority to engage independent counsel and other advisors when the committee determines such outside advice is necessary; and (v) be adequately funded by the Company. Our Audit Committee is in compliance with these standards.

The Board of Directors does not have a separate standing nominating committee. The Executive Committee of the Board of Directors fulfills this function. Messrs. Adams, Dawson and Baker are the members of the Executive Committee. The Executive Committee does not have a charter that addresses the nominating function. As a “controlled company,” the independence requirements of NASDAQ Rule 4350(c) do not apply to the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, such as the common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the fiscal year ended May 31, 2008, all Section 16(a) reports applicable to its directors and executive officers were filed.
Certain Transactions
The Company owns approximately 25.9 percent of the non-voting stock of Eggland’s Best, Inc. (“Eggland’s Best”), a specialty egg marketing firm. During the fiscal year ended May 31, 2008, the Company paid approximately $10,992,600 to Eggland’s Best for merchandising services. Adolphus B. Baker, President and director of the Company, is a director of Eggland’s Best.

COMPENSATION DISCUSSION AND ANALYSIS
We are the only publicly held company in the United States, insofar as we can determine, whose primary business is the commercial production, processing, and sale of shell eggs. While a few of our competitors are divisions of public companies, in each such case the shell egg division does not constitute the primary business of the company. Accordingly, there is little, if any, public information available relative to the compensation paid by our competitors. It is our intent to compensate our employees at a level that will appropriately reward them for their performance, minimize the number of employees leaving our employment because of compensation issues, and enable us to attract needed talent as our business expands. Even though we have not lost many management level employees to our competitors, we believe our management is not the highest paid management group in the egg business. Our philosophy is to provide compensation to our management that falls in the upper middle range of industry compensation.
As more than 50 percent of our voting stock is owned by members of the Adams family, we are a controlled company as defined in Rule 4350(c)(5) of the NASDAQ Rules. As such, we are not required to have the compensation of our named executive officers determined by a majority of our independent directors or a Compensation Committee composed entirely of the independent directors. However our independent directors, who constitute two of the three members of the Compensation Committee, do play a significant role in determining the compensation of our named executive officers. We divide our executive officers into two categories for compensation purposes. The first are members of the Executive Committee of our Board of Directors which is composed of Messrs. Adams, Baker and Dawson. The compensation of the members of the Executive Committee is primarily determined by the Executive Committee which submits its recommendation to the Compensation Committee for approval. The compensation for other executives or officers, including named executive officers not members of the Executive Committee, is determined by the Compensation Committee.
Elements of Compensation
Our total compensation package which we provide to each of our named executive officers consists of a base salary, a cash bonus, equity compensation, automobiles, company paid insurance and dues. Additionally, the named executive officers participate in deferred compensation plans and are eligible for an enhanced health plan.
Bonus Plans
The named executive officers, with the exception of Messrs. Adams, Baker and Dawson who are members of the Executive Committee, are covered by our general bonus program. Under the general bonus program the named executive officers have the possibility of receiving a bonus equal to a maximum 50 percent of his base salary. Each year we establish performance objectives for each operating region. Half of a named executive officer’s bonus is predicated on our profitability, and the remaining half is primarily determined by his region’s performance evidenced by feed conversion rates, rate of lay of eggs, dozens of eggs marketed, and similar performance based criteria utilized by us in running our business.
For members of our Executive Committee the bonus program is essentially subjective, rather than utilizing objective criteria. The Executive Committee agrees on bonuses for its members which are then given as a recommendation to the Compensation Committee for final approval. Normally, the Compensation Committee accepts the Executive Committee’s recommendation. The most significant item in determining the amount of Executive Committee’s bonus is the profitability of our Company.

Year to year variations in the level of compensation for our named executive officers result primarily from changes in bonuses and other compensation other than base salary such as stock options and stock appreciation rights. Their salaries remain relatively fixed with modest increases from time to time. A primary variable factor in the named executive officers’ compensation is the value of the shares of our stock in relation to which the officer has options. On occasion during the recent past, the compensation of some of the named executive officers attributable to stock options and stock appreciation rights has exceeded their base salary and bonus.
The tables which follow give details as to the compensation of each of our named Executive Officers.
General Matters
None of our named executive officers has an employment contract.
Mr. Hardin and Mr. Paramore each participate in the Deferred Compensation Plan described below.
In December 2006 our Board adopted a Deferred Compensation Plan under which all our officers are eligible to participate. The Plan will establish an account for each officer selected by the Board. Each year the Board may elect to make a contribution for each participant ranging from zero to whatever the Board determines. Each participant’s account will be credited with investment earnings equal to a fund selected by the Board to serve as an index. At the time of initial participation, each participant must elect how he wishes his account to be distributed to him. All contributions to each officer’s account will vest when made. The Board will determine what contributions, if any, will normally be made during December of each year.
Mr. Adams does not participate in any stock option, stock appreciation, deferred compensation, or similar plans. The remainder of our named executive officers do participate in our 1993 and 2005 stock option plans, and in our 2005 Stock Appreciation Rights Plan that is settled in cash rather than shares of our common stock.
No named executive officer is entitled to receive any severance or change in control payment.
We do not have any pension plan but we do have an Employee Stock Ownership Plan (“ESOP”) to which we contribute an amount not less than 3 percent of the participant’s base salary and bonus. All employees, including our named executive officers, are members of the ESOP. We also sponsor an elective 401(k) plan, but we make no contributions directly to the 401(k) plan on behalf of the participants. All of our named executive officers have elected to have 401(k) plans.
Each of our named executive officers participates in an enhanced health plan pursuant to which we reimburse the participating officer for any eligible health expense not covered by our primary health plan, up to $10,000 per calendar year.
We have recently implemented a plan under which officers who meet minimum tenure qualifications will be provided health coverage after their retirement. The coverage we provide will be secondary to their Medicare coverage.
Each of our executive officers named in the table below is provided one automobile for which we pay the operating and maintenance costs. In addition to an automobile, Mr. Adams is provided a pickup truck.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Deferred
						Non-Equity	Nonqualified
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Fred R. Adams, Jr. CEO	2008	250,000	250,000	-0-	-0-	-0-	-0-	228,597	728,597
Adolphus B. Baker, COO	2008	223,461	215,000	-0-	-0-	-0-	-0-	749,711	1,188,172
Timothy A. Dawson, CFO	2008	167,230	163,000	-0-	-0-	-0-	-0-	260,295	590,525
Kenneth Paramore, Vice President	2008	99,299	87,332	-0-	-0-	-0-	-0-	362,910	549,541
Charles J. Hardin, Vice President	2008	85,751	122,980	-0-	-0-	-0-	-0-	473,674	682,405
Mr. Adams’ “other compensation” included life insurance premiums in the amount of $201,507 on policies where members of his family are beneficiaries, country club dues of $5,061, contributions to the ESOP for his account of $7,357 and medical reimbursements in the amount of $14,672.
Mr. Baker’s “other compensation” includes country club dues of $11,746, insurance of $7,122, automobile reimbursement of $546, ESOP contributions of $7,357, medical reimbursements in the amount of $9,360, and deferred compensation of $38,700.
Mr. Dawson’s “other compensation” includes $7,460 for personal use of an automobile, country club dues of $5,061, insurance premium of $1,613, medical reimbursement of $5,364 and ESOP contribution of $7,357, and deferred compensation of $29,340.
Mr. Paramore’s “other compensation” includes $780 for personal use of an automobile, $17,613 deferred compensation, $65,117 for exercise of SARs, ESOP contribution of $7,357, and medical reimbursements of $10,260.
Mr. Hardin’s “other compensation” includes $63,349 for exercise of SARs, deferred compensation of $15,210, $10,541 medical reimbursement, automobile reimbursement of $726, and ESOP contribution of $7,357.
Mr. Hardin and Mr. Paramore were not, at the end of fiscal 2008, nor are they now, “executive officers” of the Company. They are included in this table and in the table below as required by disclosure requirements applicable to highly compensated non-executive officers.
Compensation attributable to option exercise is shown in the table on page 12.
PLAN BASED AWARDS
No named executive officer received any plan based compensation during fiscal 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
	Option Awards							Plan	Awards:
			Equity					Awards:	Market or
			Incentive					Number	Payout
			Plan			Number	Market	Of	Value of
			Awards:			of	Value of	Unearned	Unearned
		Number	Number			Shares	Shares or	Shares,	Shares,
	Number	Of	Of			or Units	Units of	Units or	Units or
	of Securities	Securities	Securities			of Stock	Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	That Have	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Fred R. Adams, Jr., CEO	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-
Adolphus B. Baker, COO	-0-	48,000	-0-	5.93	8-17-2015	N/A	N/A	N/A	N/A
Timothy A. Dawson, CFO	6,000	24,000	-0-	5.93	8-17-2015	N/A	N/A	N/A	N/A
Kenneth Paramore, Vice President	-0-	18,000	-0-	5.93	8-17-2015	N/A	N/A	N/A	N/A
Charles J. Hardin, Vice President	-0-	18,000	-0-	5.93	8-17-2015	N/A	N/A	N/A	N/A
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	On Exercise	Vesting	On Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Fred R. Adams, Jr., CEO	-0-	-0-	-0-	-0-
Adolphus B. Baker, COO	32,000	674,880	-0-	-0-
Timothy A. Dawson, CFO	10,000	204,100	-0-	-0-
Kenneth Paramore, Vice President	11,400	261,783	-0-	-0-
Charles J. Hardin, Vice President	17,400	376,491	-0-	-0-

PENSION BENEFITS
     No named executive officer participates in any pension plan.
DIRECTOR COMPENSATION

					Change in
					Pension Value
		Gain on			and
	Fees Earned	Exercise of		Non-Equity	Nonqualified
	or Paid in	Stock		Incentive Plan	Deferred	All Other
	Cash	Appreciation Rights	Option	Compensation	Compensation	Compensation	Total
Name	($)	($)	Awards ($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
R. Faser Triplett, M.D.	20,000	-0-	-0-	-0-	-0-	-0-	20,000
James E. Poole	20,000	82,560	-0-	-0-	-0-	-0-	102,560
Letitia C. Hughes	20,000	178,410	-0-	-0-	-0-	-0-	198,410
Director Compensation
The Company’s non-employee directors are each entitled to receive $15,000 annually as compensation for their services as a director. Directors also may be compensated for any services performed in addition to their normal duties as a director of the Company. Ms. Hughes currently has options to purchase 19,200 shares of common stock at an exercise price of $2.125 per share under our 1993 Stock Option Plan discussed below. All options expire ten years after grant. Employee-directors receive no additional compensation for their services as directors of the Company. Share information reflects an earlier stock split. As set forth in the discussion of our Stock Appreciation Rights Plan below, Director Triplett holds 22,000 SARs and Director Hughes holds 19,000 SARs, and Director Poole holds 18,000 SARs. Messrs. Triplett and Poole and Ms. Hughes are independent directors.
COMPENSATION PLANS
Employee Stock Ownership Plan
We maintain a payroll-based Employee Stock Ownership Plan (“EOSP”). Pursuant to the ESOP, originally established in 1976, all full time employees over age 21 with one or more years of service, participate. Its assets, which currently consist primarily of common stock of the Company, are managed by a trustee designated by the Board. Contributions by us may be made in cash or shares of common stock, as determined by the Board of Directors. Employee contributions are not permitted. Company contributions generally may not exceed 15 percent of the aggregate annual compensation of participating employees. Contributions are allocated to the accounts of participating employees in the proportion which each employee’s compensation for the year bears to the total compensation for calendar year 2007, (up to $225,000 per employee) of all participating employees for calendar year 2007. Company contributions vest immediately upon the commencement of an employee’s participation in the ESOP.
Shares of common stock held in an employee’s account are voted by the ESOP trustee in accordance with the employee’s instructions. An employee or his or her beneficiary is entitled to distribution of the balance of his or her account upon termination of employment. Our contributions to the ESOP amounted to approximately $1,240,116 in calendar year 2007. For calendar year 2007, our contributions to the ESOP on behalf of each of the executive officers named in the Summary Compensation Table were: Fred R. Adams, Jr. - $7,357; Adolphus B. Baker - $7,357; Timothy A. Dawson - $7,357; Kenneth Paramore - $7,357; Charles J. Hardin - $7,357.

1993 Stock Option Plan
Our 1993 Amended and Restated Stock Option Plan was adopted on May 25, 1993, and amended and restated on October 10, 1996. This Plan was approved by our shareholders on May 25, 1993. A total of 1,000,000 shares (post split) of our common stock was reserved for issuance under this Plan.
Inasmuch as 10 years have passed since the adoption of this Plan, by its terms no more options may be granted thereunder.
The exercise price for shares of stock subject to options under the Plan were not less than 100 percent of fair market value of our common stock on the date of grant of the options. The shares under this Plan are subject to adjustment to prevent dilution. There are currently options outstanding under this Plan for a total of 19,200 shares. All must be exercised within 10 years of grant. The exercise price is $2.125 (reflects stock split).
Shares subject to the 1993 Plan have been registered under the Securities Act of 1933.
1999 Stock Option Plan
Our 1999 Stock Option Plan was adopted on April 15, 1999, and approved by the shareholders on October 11, 1999. Under the 1999 Plan, 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of options that could be granted under the 1999 Plan. Options granted under the 1999 Plan are accompanied by tandem stock appreciation rights (“SARs”). Options for 1,000,000 shares were awarded in December 13, 1999 by the Board of Directors.
No options are presently outstanding under the 1999 Plan. Shares subject to the 1999 Plan have been registered under the Securities Act of 1933. All share information reflects stock split.
2005 Incentive Stock Option Plan
Our 2005 Incentive Stock Option Plan was adopted by our Board of Directors on August 15, 2005, and ratified by our shareholders on October 13, 2005. Under the 2005 Plan, 500,000 shares of common stock were reserved for issuance upon the exercise of options that could be granted under the 2005 plan.
All options to be granted are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The options vest at the rate of 20 percent per year.
The exercise price per share for any options granted may not be less than 100 percent of the fair market value of the Common Stock on the date of grant. The number of shares subject to an option and the exercise price may be adjusted in certain circumstances to prevent dilution. The method of payment of the exercise price will be as prescribed by the Board of Directors in the individual stock option agreements.
The options presently outstanding, all of which are held by officers of the Company, total 228,000. The options were granted on August 17, 2005 for an exercise price of $5.93.
Shares subject to the 2005 Plan have been registered under the Securities Act of 1933.
Cal-Maine Foods, Inc. Stock Appreciation Rights Plan
The Cal-Maine Foods Stock Appreciation Rights Plan (SARs Plan) was adopted by our Board of Directors on August 15, 2005, and ratified by our shareholders on October 13, 2005. The SARs Plan covers 1,000,000 shares of common stock and is administered by the Executive Committee of the Board of Directors.

The SARs Plan continues for a period of 10 years from August 15, 2005, unless earlier terminated. SARs vest at the rate of 20 percent per year, are non-transferable and contain anti-dilution provisions. Upon exercise, the Company will pay the holder of the SARs an amount in cash equal to the difference between the fair market value on the date of grant and the fair market value as of the date of exercise.
As of August 8, 2008 employees and directors hold a total of 314,300 SARs with a base price of $5.93 per share, 13,500 SARs with a base price of $6.71 per share, and 12,000 SARs with a base price of $6.93 per share. Shares of common stock are not issued under the SARs Plan, but only serve as the measure for determining the amount to be paid by the Company.
Our independent directors, Dr. Triplett and Ms. Hughes, each hold 22,000 and 18,750 SARs respectively while Mr. Poole holds 18,000 SARs with a base price of $5.93.
Shares covered by the SARs Plan are registered under the Securities Act of 1933. The settlement of awards in cash resulted from an amendment to the SARs Plan on August 24, 2006 as permitted by its terms.
Savings and Retirement Plan
Since 1985, we have maintained a defined contribution savings and retirement plan (the “Retirement Plan”), which is designed to qualify under Sections 401 (a) and 401 (k) of the Code. An employee is eligible to participate in the Retirement Plan on or after having attained age 21 and after one year of full time service. The Retirement Plan is administered by us and permits covered employees to contribute up to the maximum allowed by the IRS regulations. Highly compensated employees may be subject to further limitations on the amount of their maximum contribution. We may make discretionary contributions matching each employee’s pre-tax contributions. At the present time, we do not make discretionary contributions. The Retirement Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended.
Participating employees are at all times 100 percent vested in their account balances under the Retirement Plan. Benefits are paid at the time of a participant’s death, retirement, disability, termination of employment, and, under limited circumstances, may be withdrawn prior to the employee’s termination of service. Contributions are not taxable to employees until such funds are distributed to them.
Compensation Committee Interlocks and Insider Participation
In October 1996, the Board of Directors established a Compensation Committee. As indicated above, the members of the Committee are Fred R. Adams, Jr., Chairman of the Board of Directors and Chief Executive Officer, James E. Poole and R. Faser Triplett, M.D., independent directors of the Company. Only Mr. Adams is an employee of the Company.
Proposal of the Humane Society of the United States
Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, (the “34 Act”) a shareholder of the Company meeting prescribed eligibility standards may request that the Company include in its proxy statement a proposal from such eligible shareholder. The Humane Society of the United States (the “Humane Society”) has requested its proposal for a resolution to be adopted by the shareholders of the Company be included in this proxy statement.
The Humane Society has furnished evidence of its eligibility to request its proposed resolution be included in this proxy statement. The full name and address of the requesting shareholder is the Human Society of the United States, 2100 L Street, NW Washington, D.C. 20037. The Humane Society beneficially owns 476 shares of the Company’s common stock.

The full text of the resolution submitted by the Humane Society for consideration by the shareholders of the Company is as follows:
Resolution Proposed by The Humane Society of the United States
WHEREAS, Americans are increasingly concerned about how their food is produced, and studies show they and, by extension, Cal-Maine Foods, Inc. (the “Corporation”) customers prefer products meeting higher animal welfare standards.
Battery cages prevent hens from spreading their wings, perching, and laying eggs in nests. Each hen has only 67 square inches of living space — approximately two-thirds of a letter-sized sheet of paper. The United Egg Producers (UEP) guidelines to which the Corporation claims adherence permit these dismal conditions. The Better Business Bureau ruled (upholding upon appeal) that the UEP engaged in misleading advertising on animal welfare. In late 2006, the UEP paid $100,000 to settle false advertising claims by 16 state attorney general offices and the Washington, D.C. attorney general.
More than three-quarters of the Corporation’s customer base is retail customers, including supermarkets; the next largest segment is food service distributors. Supermarkets and food service providers are responding to this growing concern about animal welfare and diverting more of their business away from battery-egg producers. Compass Group, the world’s largest food service company, stated: “Compass Group is committed to ending our use of eggs from caged hens. This is a huge undertaking for our company, but we’re proud to be making such a significant contribution to the welfare of farm animals.”
Safeway is more than doubling its offering of cage-free eggs within the next two years, and is establishing a purchasing preference for cage-free eggs, “intended to favor producers who are converting away from battery-cage confinement systems.” Safeway adds, “We hope this new policy will encourage the egg industry to move away from confining laying hens in battery cages.”
Harris Teeter gives purchasing preference to producers of cage-free eggs and will increase the amount of cage-free eggs it sells to 12 percent by 2010.
These policies represent a snowballing national trend that is gaining in relevance to competitive egg producers. Whole Foods Market sells only cage-free eggs, and Trader Joe’s has converted its private-label eggs to cage-free. National chains, including Burger King, Carl’s Jr., Hardee’s, and Denny’s have all begun to phase in cage-free eggs. Wolfgang Puck uses only cage-free eggs in his restaurants and packaged foods. Hundreds of U. S. universities serve cage-free eggs in their cafeterias.
The prestigious Pew Commission on Industrial Farm Animal Production — chaired by former Kansas Governor John Carlin and comprised of experts including former U. S. Secretary of Agriculture Dan Glickman — concludes: “The Commission recommends the phase-out, within ten years, of all intensive confinement systems that restrict natural movement and normal behaviors including...cages used to house multiple egg-laying chickens, commonly referred to as battery cages...”
Major players in the Corporation’s top business categories recognize the need for change on this issue. The Corporation risks loss of business and reputation if it does not move steadily away from battery cage egg production systems.
RESOLVED THAT, SHAREHOLDERS ENCOURAGE THE Corporation to move away from egg production practices in which hens are confined in battery cages, a practice widely viewed as cruel and inhumane.
The Humane Society did not submit a separate statement in support of its proposed resolution.

The Company has been a leader in accepting and implementing animal welfare measures and the Board of Directors recommends a vote “AGAINST” the adoption of the resolution proposed by the Humane Society.
AMENDMENT OF CERTIFICATE OF INCORPORATION
Effective from and after November 30, 2007, the Board of Directors of the Company unanimously adopted a dividend policy providing for a variable dividend based on the quarterly profitability of the Company as follows:
1.	The Corporation shall pay dividends to holders of its Common Stock and its Class A Common Stock on a quarterly basis.

2.	Total dividends in an amount equal to one-third (1/3) of quarterly net income shall be paid for each quarter for which the Company reports net income computed in accordance with generally accepted accounting principles.

3.	Following a quarter for which the Company does not report net income, the Company shall not pay a dividend for a subsequent profitable quarter until the company is profitable on a cumulative basis computed from the date of the last quarter for which a dividend was paid.

4.	Dividends for a fiscal quarter shall be paid to shareholders of record as of the sixtieth day following the last day of such quarter and paid on the fifteenth day following the record date.

5.	The resolution adopted by the Board of Directors stated that the dividends to be paid on Common Stock and Class A Common Stock would be equal on a per share basis.
At the effective date of the above resolution, the Certificate of Incorporation of the company, as amended, provided in section 4 thereof that “No dividend or distributions may be declared and paid upon the shares of Class A Common Stock unless concurrently therewith a dividend and distribution is also declared paid upon the shares of Common Stock.” The Certificate of Incorporation, as amended, further provided that any cash dividend or distribution payable upon the shares of Class A Common Stock would be in an amount equal to 95 percent of any cash dividend or distribution declared and paid upon the Common Stock, on a per share basis. Therefore, the intent of the Directors cannot be implemented unless the Certificate of Incorporation is amended to provide that the dividends payable on Common Stock and Class A Common Stock be equal on a per share basis.
Only Fred R. Adams, Jr. and members of his immediate family are eligible to own Class A Common Stock. As of August 1, 2008 there are 2,400,000 shares of Class A Common Stock outstanding, of which 1,951,294 are owned by Mr. Adams, who is Chief Executive Officer and Director of the Company, and 448,706 shares are owned by Adolphus Baker, President and Director of the Company. Mr. Baker is Mr. Adams’ son-in-law.
Both Mr. Adams and Mr. Baker have a direct financial interest in amending the Certificate of Incorporation of the Company to provide the dividends on the Common Stock and Class A Common Stock be equal on a per share basis. If such Amendment is approved the amount of dividends payable on their Class A Common Stock, if any, to Messrs. Adams and Baker will be increased compared to the present. During fiscal 2008, Mr. Adams and Mr. Baker received dividends on their Class A Common Stock in the amounts of $1,548,063 and $349,736 respectively. Had the proposed Amendment been in effect for fiscal 2008, Messrs. Adams and Baker would have received $1,622,675 and $366,564 in dividends on their Class A Common Stock but the dividends on their Common Stock would have been slightly reduced.

The Board of Directors recommends that paragraph 11 of Section 4 headed “Class A Common Stock” of the Amended Certificate of Incorporation of the Company that establishes the size of the dividends payable on Common Stock and Class A Common Stock be amended so that the amount of dividends payable, on a per share basis, on each class of stock be equal and that such paragraph shall read as follows:
“No dividend or distribution may be declared and paid upon the Class A Common Stock unless concurrently therewith a dividend and distribution is also declared and paid upon the shares of Common Stock. Any cash dividend or distribution payable upon the shares of Class A Common Stock shall be in an amount equal to any cash dividend or distribution declared and paid on the Common Stock on a per share basis.”
The Certificate of Incorporation, as amended, of the Company provides that so long as any Class A Common Stock is outstanding, holders of at least 66-2/3 percent of the total number of shares of Class A Common Stock outstanding, voting separately as a class, must approve any change or alteration of the rights or privileges of Class A Common Stock, amend any provision of paragraph 4 of the Certificate of Incorporation, as amended, or effect any reclassification or recapitalization of the Company’s outstanding capital stock.
There are 2,400,000 shares of Class A Common Stock of the Company outstanding. All such shares outstanding are held by Messrs. Fred R. Adams, Jr. and Adolphus Baker each of whom has indicated he will vote in favor of the proposed amendment.
The Board of Directors recommends a vote FOR the proposed amendment to the Certificate of Incorporation. To be adopted the proposed amendment must be approved by a majority of the shares of Common Stock present and voting at the annual meeting and 66-2/3 percent of the shares of the Class A Common Stock outstanding.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Cal-Maine Foods, Inc., The NASDAQ Composite Index
And The NASDAQ Non-Financial Index
INDEPENDENT AUDITORS
The Audit Committee selected the firm of Moore Stephens Frost of Little Rock, Arkansas, to serve as independent auditors for the three years beginning with fiscal 2007. There have been no controversies, disputes or differences of opinion with Moore Stephens Frost.
Proposals were received from four independent accounting firms to serve as our auditors. Moore Stephens Frost has extensive experience in serving the poultry and egg industries and the Audit Committee felt they would be particularly responsive to our needs.
Representatives of Moore Stephens Frost will attend the annual meeting and will be available to respond to questions and make any statement they desire.
Fees
The fees paid to Moore Stephens Frost during fiscal 2008 were:

Fee	Amount	Percent of Total Payments
	$
Audit Fees (2008)	147,000	93
Audit Related Fees (2008)	10,600	7
Tax Fees (2008)	-0-
Other Fees (2008)	-0-
All services provided by external audit firms require pre-approval by the Audit Committee or its designee. All of the services for 2008 were approved by the Audit Committee.
Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q. Audit-related fees principally included employee benefit plan audits and internal control reviews in fiscal 2008.

SHAREHOLDER PROPOSALS
Shareholder proposals for the 2009 Annual Meeting must be received in writing by the Company no later than April 30, 2009, which is 120 days prior to the date on which we plan to mail proxy materials relating to that meeting, to be considered for inclusion in the Company’s proxy materials for the 2009 Annual Meeting, if needed. Shareholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, Mississippi 39207, Attention: Secretary.
OTHER MATTERS
The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, the proxies in the enclosed proxy will vote in accordance with their best judgment on such matters.
Holders of common stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.
INCORPORATION BY REFERENCE
The accompanying Annual Report on Form 10-K contains the audited balance sheets of the Company at May 31, 2008 and June 2, 2007, and related consolidated statements of operations, stockholder equity, and cash flows for fiscal years ended May 31,2008, June 2, 2007, and June 3, 2006. Such financial statements are incorporated herein by reference.

By order of the Board of Directors,

Timothy A. Dawson Secretary
Jackson, Mississippi
August 28, 2008

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
CAL-MAINE FOODS, INC.
Purpose
The purpose of the Audit Committee of the Board of Directors of Cal-Maine Foods, Inc. (the Company”) is to assist the Board in carrying out its oversight responsibilities with respect to the Company’s financial reports and compliance obligations, annual independent audit of its financial statements and its internal financial and accounting controls.
Membership
The Committee will consist of not less than three independent members of the Board of Directors. Each Member of the Committee will meet the requirements of the Audit Committee Policy of NASDAQ and, accordingly, (i) will not be an officer or employee of the Company or its subsidiaries and will not have a relationship which, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and (ii) will be financially literate, or be able to become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee will have accounting or related financial management expertise.
Responsibilities
The Committee’s oversight responsibilities will include the following:
1.	The Committee, subject to any action that may be taken by the full Board of Directors, will have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditor. The Committee shall determine the compensation of the independent auditor, determine whether or not the independent auditor shall be retained and shall generally oversee the independent auditor in the performance of its duties and the relationship of such auditor with the Company and management of the Company.

2.	The Committee will review, with management and the auditor, the audited financial statements to be included in the Company’s Annual Report on Form 10-K and review and consider with the auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS 61”) as in effect at that time.

3.	Either the whole Committee or the Chairperson of the Committee will review with management and the auditor the Company’s quarterly financial statements to be included in the Company’s Quarterly Reports on Form 10-Q and review with the auditor the matters required to be discussed by SAS 61 as in effect at that time.

4.	The Committee will (i) review the annual written report from the auditor discussing all relationships between the auditor and the Company in accordance with Independence Standards Board Standard No. 1 (“ISB”) as in effect at that time; (ii) discuss with the auditor any such disclosed relationships and their impact on the auditor’s independence; and (iii) recommend that the Board of Directors take appropriate action in response to the auditor’s report to satisfy itself of the auditor’s independence.

5.	The Committee will review the comments from the auditor in the auditor’s annual report to management and the Board relating to the Company’s accounting procedures and systems of internal controls.

6.	The Committee will review with management and the auditor compliance with laws, regulations and internal procedures and contingent liabilities and risks that may be material to the Company.

7.	The Committee will prepare a report each year for inclusion in the Company’s annual proxy statement stating whether (i) the Committee reviewed and discussed the audited financial statements with management, (ii) the Committee discussed with the auditor the matters required to be discussed by SAS 61, (iii) the Committee received the written disclosures from the auditor required by ISB 1, and (iv) the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	The Committee shall adopt and maintain on a current basis a policy to encourage and facilitate free and open communication by employees of the Company with the Committee. The existence and content of such policy shall be communicated to the employees of the Company upon adoption and not less than annually thereafter.

9.	The Committee shall have the authority, at the expense of the Company, to engage independent counsel and other advisors as it deems necessary to carry out its duties.

10.	The Committee shall, at all times, perform its duties in compliance with the Sarbanes-Oxley Act. In any circumstance where the provisions of this Charter are in conflict with the dictates of the Sarbanes-Oxley Act or the listing and governance requirements established by NASDAQ, Sarbanes-Oxley and/or NASDAQ requirements shall control.

11.	The Committee shall take such steps as necessary for the Company to provide appropriate funding, as determined by the Committee, for the payment of :
(a)	Compensation to any registered public accounting firm engaged to prepare or issue an audit report or perform other audit, review or attestation services for the Company;

(b)	Compensation for any advisors employed by the Committee; and

(c)	Ordinary administrative duties of the Committee that are necessary or appropriate in carrying out its functions.
The Committee will review the adequacy of this Charter on an annual basis.

NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNNN 0 1 8 9 4 3 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00Y2FA 1 U PX + ___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Sign your name exactly as it appears on the label. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When shares are held jointly, both stockholders must sign this proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items Change of Address — Please print new address below. Annual Meeting Proxy Card ESOP PROXY 01 — Fred R. Adams, Jr. 02 — Richard K. Looper 03 — Adolphus B. Baker 04 — Timothy A. Dawson 05 — R. Faser Triplett, M.D. 06 — Letitia C. Hughes 07 — James E. Poole A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and AGAINST Proposal 3. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee. Please refer to the Proxy Statement for a discussion of cumulative voting, the full text of the proposed amendment of the Certificate of Incorporation and the full text of the resolution proposed by the Humane Society of the United States. For Against Abstain 2. Amendment of the Certificate of Incorporation to provide for equal dividends on a per share basis for Common Stock and Class A Common Stock. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion. For Against Abstain 3. Adoption of the resolution proposed by the Humane Society of the United States.

___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. The undersigned hereby directs the Trustee of the Cal-Maine Foods, Inc. Employee Stock Ownership Plan to vote all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held for the account of the undersigned in the Plan on August 14, 2008, at the Annual Meeting of the shareholders of the Company, to be held on October 2, 2008, and at any adjournments thereof as stated on the reverse. When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED, FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIVIDENDS PAID ON SHARES OF COMMON STOCK AND CLASS A COMMON STOCK BE EQUAL ON A PER SHARE BASIS, AND AGAINST THE RESOLUTION OF THE HUMANE SOCIETY OF THE UNITED STATES. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. . Proxy — CAL-MAINE FOODS, INC. ESOP PROXY

<STOCK#> NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNNN 0 1 8 9 4 3 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00Y2FA 1 U PX + ___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Sign your name exactly as it appears on the label. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When shares are held jointly, both stockholders must sign this proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items Change of Address — Please print new address below. Annual Meeting Proxy Card ESOP PROXY 01 — Fred R. Adams, Jr. 02 — Richard K. Looper 03 — Adolphus B. Baker 04 — Timothy A. Dawson 05 — R. Faser Triplett, M.D. 06 — Letitia C. Hughes 07 — James E. Poole ___ ___ A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and AGAINST Proposal 3. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee. Please refer to the Proxy Statement for a discussion of cumulative voting, the full text of the proposed amendment of the Certificate of Incorporation and the full text of the resolution proposed by the Humane Society of the United States. ___ ___ ___ ___ ___ For Against Abstain 2. Amendment of the Certificate of Incorporation to provide for equal dividends on a per share basis for Common Stock and Class A Common Stock. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion. For Against Abstain 3. Adoption of the resolution proposed by the Humane Society of the United States.

___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. The undersigned hereby directs the Trustee of the Cal-Maine Foods, Inc. Employee Stock Ownership Plan to vote all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held for the account of the undersigned in the Plan on August 14, 2008, at the Annual Meeting of the shareholders of the Company, to be held on October 2, 2008, and at any adjournments thereof as stated on the reverse. When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED, FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIVIDENDS PAID ON SHARES OF COMMON STOCK AND CLASS A COMMON STOCK BE EQUAL ON A PER SHARE BASIS, AND AGAINST THE RESOLUTION OF THE HUMANE SOCIETY OF THE UNITED STATES. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY
CAL-MAINE FOODS, INC
THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.
     The undersigned hereby appoints Fred R. Adams, Jr. and Timothy A. Dawson, or either of them, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all the shares of Class A Common Stock of Cal-Maine Foods, Inc. (the “Company”), held of record by the undersigned on August 14, 2008, at the Annual Meeting of Stockholders of the Company, to be held on October 2, 2008, and at any adjournment thereof, with all powers the undersigned would possess if personally present.
1.	Election of Directors (Check only one box below. To withhold authority for any individual nominee, strike through the name of nominee.)

☐	To vote for all the nominees listed below:
Fred R. Adams, Jr., Richard K. Looper, Adolphus B. Baker, Timothy A. Dawson, R. Faser Triplett, M.D., Letitia C. Hughes, and James E. Poole.
OR
☐	To withhold authority to vote for all nominees listed above.
OR
☐	To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.

Fred R. Adams, Jr.
Richard K. Looper
Adolphus B. Baker
Timothy A. Dawson
R. Faser Triplett, M.D.
Letitia C. Hughes
James E. Poole

The Board of Directors recommends a vote FOR all of the above Nominees.

Please refer to the Proxy Statement for a discussion of cumulative voting, the full text of the proposed amendment of the Certificate of Incorporation and the full text of the resolution proposed by the Humane Society of the United States.

2.	Amendment of the Certificate of Incorporation to provide for equal dividends on a per share basis for Common Stock and Class A Common Stock.

The Board of Directors recommends a vote FOR the amendment.

☐	For the proposed amendment.

☐	Against the proposed amendment.

☐	To withhold authority to vote on the amendment.
3.	Adoption of the resolution proposed by the Humane Society of the United States.

The Board of Directors recommends a vote AGAINST the proposed resolution.

☐	For the proposed resolution.

☐	Against the proposed resolution.

☐	To withhold authority to vote on the proposed resolution.
4.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion.

     When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED, FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIVIDENDS PAID ON SHARES OF COMMON STOCK AND CLASS A COMMON STOCK BE EQUAL ON A PER SHARE BASIS, AND AGAINST THE RESOLUTUION OF THE HUMANE SOCIETY OF THE UNITED STATES. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.

Signature

Signature if held jointly

, 2008.

1.	Sign your name exactly as it appears on the label.
2.	When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such.
3.	If a corporation, please sign in full corporate name by president or other authorized officer.
4.	If a partnership, please sign in partnership name by authorized person.
5.	When shares are held jointly, both stockholders must sign this proxy.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
POSTAGE-PAID ENVELOPE